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                                                                   Exhibit 10.30
                                   TERM NOTE



December 12, 1997


For value received, SANFORD M. SCHWARTZ promises to pay no later than November 30, 1998 to the order of Market Facts, Inc., 3040 Salt Creek Lane, Arlington Heights, Illinois, 60005, or at any such other place as the payee or legal holder hereof may in writing appoint, the sum of ONE HUNDRED SIXTY-FIVE THOUSAND DOLLARS ($165,000.00) together with interest.

Interest for the period of December 12, 1997 through date of payment will calculated based upon an interest rate of 8.5%.

The undersigned agrees to surrender to Market Facts, Inc. 10,000 shares of Market Facts common stock to be held as collateral for this Note until such time as the unpaid balance of principal and interest are paid in full.

The undersigned hereby authorizes, irrevocably, any attorney of any Court of Record to appear for SANFORD M. SCHWARTZ in such Court if this Note is not paid when due, and at any time thereafter to confess judgment, without due process, in favor of the holder of this Note, for such amount as may appear to be due and unpaid thereon, together with reasonable costs of collection, including reasonable attorney fees, and to waive and release all errors which may intervene in any such proceedings, and to consent to immediate execution upon judgment, hereby ratifying and confirming all that said attorney may do by virtue hereof.



   Sanford M. Schwartz                          Timothy J. Sullivan
-------------------------              ------------------------------------
   Sanford M. Schwartz                          Timothy J. Sullivan
                                       Senior Vice President, Treasurer and
                                              Chief Financial Officer
                                                MARKET FACTS, INC.